Exhibit 10.41

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT made as of March 1, 2019 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by each “Pledgor” signatory hereto (collectively, the “Pledgors”, each a “Pledgor”) and Rose Capital Fund I, LP, a Delaware limited partnership, in its capacity as agent (“Collateral Agent”) for itself and the other Purchasers identified below (together with their respective successors and assigns).

WHEREAS:

A.  WHEREAS, the purchasers as from time to time parties to the Rose Purchase Agreement (as hereafter defined), together with their successors and assigns, and each other purchaser of a Note (as defined) together with their respective successors and assigns, (the “Purchasers”), will purchase from the Company certain senior secured notes each made by the Company and dated as of the date hereof in an initial aggregate principal amount of $1,950,000 (all such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Rose Notes”), and receive certain Common Stock Purchase Warrants (all such Warrants, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Rose Warrants”);

B.  WHEREAS, the Company delivered a convertible promissory note (the “Existing RedDiamond Note”) in the aggregate principal amount of $208,333.33 to RedDiamond Partners, LLC (“RD”) and Common Stock Purchase Warrants (the “Existing RedDiamond Warrants”), in each case pursuant to that certain Securities Purchase Agreement by and between the Company and RD, dated as of February 13, 2017 (the “Existing RedDiamond Purchase Agreement”);

C.  WHEREAS, as of the date hereof the principal amount outstanding on the RedDiamond Note is $116,780;

D.  WHEREAS, RD transferred the RedDiamond Note to DiamondRock LLC (“Rock”);

E.  WHEREAS, the RedDiamond Note was secured pursuant to that certain security agreement by and among the Company, all the subsidiaries of the Company and RD, dated as of February 14, 2017 (the “RedDiamond Security Agreement”);

F.  WHEREAS, on the date hereof, Rock terminated the RedDiamond Security Agreement and became a party to that certain Security Agreement dated as of the date hereof among the Secured Parties and the Debtors (as defined therein) (the “Security Agreement”);

G.  WHEREAS, Rock will purchase a secured convertible promissory note (the “New Rock Note” and, with the Existing RedDiamond Note and the Rose Notes, collectively, the “Notes”) in the aggregate principal amount of $450,000.00, and Common Stock Purchase Warrants (the “New Rock Warrants” and, with the Existing RedDiamond Warrants and the Rose Warrants, collectively, the “Warrants”), in each case pursuant to that certain Securities Purchase Agreement by and between the Company and Rock, dated as of the date hereof (the “New Rock Purchase Agreement”);

H.  WHEREAS, the Rose Notes are being acquired by the Secured Parties other than Rock, and the Secured Parties other than Rock have made certain financial accommodations to the Company pursuant to a Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Secured Parties other than Rock (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Rose Purchase Agreement”, and together with the Existing RedDiamond Purchase Agreement and the New Rock Purchase Agreement, the “Purchase Agreements”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Rose Purchase Agreement;

I.  WHEREAS, each Debtor will derive substantial benefit and advantage from the financial accommodations to the Company set forth in the Purchase Agreements, and the Notes, and it will be to each such Debtor’s direct interest and economic benefit to assist the Company in procuring said financial accommodations from the Secured Parties;

J.  WHEREAS, to induce the Secured Parties other than Rock to enter into the Rose Purchase Agreement and New Rock Purchase Agreement, and to purchase the Rose Notes and the New Rock Note, and in order to obtain additional investment in the Company in the form of the Rose Notes and the New Rock Note and thereby make the investment in the Company made by Rock pursuant to the RedDiamond Note more secure, (i) each Debtor (other than the Company) will guaranty the Obligations (as hereinafter defined) of the Company pursuant to the terms of one or more guaranties by each such Debtor in favor of the Secured Parties (such guaranties, as amended, restated, modified or supplemented and in effect from time to time, individually, a “Subsidiary Guaranty”, and collectively, the “Subsidiary Guaranties”) and (ii) each Debtor will pledge and grant a security interest in all of its right, title and interest in and to the Collateral (as hereinafter defined) as security for its Obligations for the benefit of the Secured Parties.

K.  Each Pledgor legally and beneficially owns the interests specified opposite its name on Exhibit A hereto and each other corporation or other entity, the stock or other equity interests and securities (any, “Securities”) of which are owned or acquired by such Pledgor and described on an addendum hereto from time-to-time executed by a Pledgor in form and substance satisfactory to the Collateral Agent (each such entity is referred to herein as a “Pledge Entity” and collectively as the “Pledge Entities,” which shall include all subsidiaries of each Pledgor during the time this Agreement remains in effect); provided that the parties hereto agree that, as of the date hereof, the Pledge Entities specified on Exhibit A are the only Pledge Entities. The failure to execute an addendum shall not relieve the Debtors of their obligation to pledge any after acquired Securities.

L.  Pursuant to the Security Agreement, each Pledgor and each other Debtor has granted the Collateral Agent, for its benefit and the benefit of the other Purchasers, a first priority security interest in, lien upon and pledge of all of such Pledgor’s or other Debtor’s rights in such Pledgor’s or other Debtor’s Collateral (as defined in the Security Agreement), subject to the prior security interests reflected on Exhibit B hereto.

M.  To induce the Purchasers to enter into the Purchase Agreement, purchase the Notes and to make the financial accommodations available to the Pledgors under the Purchase Agreement, and in order to secure the payment and performance by the Pledgors of the Obligations (as hereafter defined), each Pledgor has agreed to pledge to the Purchasers all of the Securities (the “Pledged Equity”) of the Pledge Entities now or hereafter owned or acquired by such Pledgor to secure the Obligations. For purposes of this Agreement, “Obligations” means all obligations, liabilities and indebtedness of every nature of the Pledgors or any other Debtor from time-to-time owed or owing under or in respect of this Agreement, the Purchase Agreements, the Notes, the Security Agreement, and any of the other Transaction Documents, and under all other prior loans made to the Pledgors by any of the Purchasers, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to purchase the Notes under the Purchase Agreements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with the Collateral Agent as follows:

1.  Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Rose Purchase Agreement.

2.  Pledge.

(a)  Subject to the security interests reflected on Exhibit B, each Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to the Collateral Agent, for the benefit of itself and the other Purchasers, a first lien on and first priority perfected security interest in (i) all of the Pledged Equity of the Pledge Entities now owned or hereafter acquired by such Pledgor (collectively, the “Pledged Interests”), (ii) any other shares of Pledged Equity hereafter pledged or referred to be pledged to the Collateral Agent pursuant to this Agreement; (ii) all “investment property” as such term is defined in §9-102(a)(49) of the UCC (as defined below) with respect thereto; (iv) any “security entitlement” as such term is defined in § 8-102(a)(17) of the UCC with respect thereto; (v) all books and records relating to the foregoing; and (vi) all Accessions and Proceeds (as each is defined in the UCC) of the foregoing, including, without limitation, all distributions (cash, stock, or otherwise), dividends, stock dividends, securities, cash, instruments, rights to subscribe, purchase, or sell, and other property, rights, and interest that such Pledgor is at any time entitled to receive or is otherwise distributed in respect of, or in exchange for, any or all of the Pledged Collateral (as defined below), and without affecting the obligations of such Pledgor under any provision of the Security Agreement, in the event of any consolidation or merger in which such Pledgor is not the surviving corporation, all shares of each class or Pledged Equity of the successor entity formed by or resulting from such consolidation or merger (the collateral described in clauses (i) through (vi) of this Section 2 being collectively referred to as the “Pledged Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. All of the Pledged Interests now owned by each Pledgor, which are presently represented by certificates, are listed on Exhibit A hereto, which certificates, with undated assignments separate from the certificates or stock/membership interest powers duly executed in blank by such Pledgor and to the extent such certificates are available and not covered by an existing lien or pledge, or irrevocable proxies, are being delivered to the Collateral Agent simultaneously herewith. Upon the creation or acquisition of any new Pledged Interests, to the extent such certificates are available and not covered by an existing lien or pledge, the Company shall cause the relevant Debtor shall execute an Addendum in the form of Exhibit C attached hereto (a “Pledge Addendum”). Any Pledged Collateral described in a Pledge Addendum executed by any Pledgor shall thereafter be deemed to be listed on Exhibit A hereto. The Collateral Agent shall maintain possession and custody of the certificates representing the Pledged Interests and any additional Pledged Collateral.

(b)  Each Pledged Interest consisting of either (i) a membership interest in a Person that is a limited liability company or (ii) a partnership interest in a Person that is a partnership (if any) (1) is not and will not be evidenced by a certificate and (2) is not and will not be deemed a “security” governed by Article 8 of the UCC.

3. Representations and Warranties of Pledgors. Each Pledgor represents and warrants to the Collateral Agent, and covenants with the Collateral Agent, that:

(a)  Exhibit A sets forth (i) the authorized capital stock and other equity interests of each Pledge Entity, (ii) the number of shares of capital stock and other equity interests of each Pledge Entity that are issued and outstanding as of the date hereof, and (iii) the percentage of the issued and outstanding shares of capital stock and other equity interests of each Pledge Entity held by such Pledgor. Subject to the liens, pledges and security interests set forth in Section 3.1(o) of the Rose Purchase Agreement (the “Existing Liens”), such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests of such Pledgor, and subject to the Existing Liens, such shares are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests in favor of the Collateral Agent created by this Agreement;

(b)  Except as set forth on Exhibit A, there are no outstanding options, warrants or other similar agreements with respect to the Pledged Interests or any of the other Pledged Collateral;

(c)  This Agreement is the legal, valid and binding obligation of each Pledgor, enforceable against such Pledgor in accordance with its terms except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought;

(d)  The Pledged Interests have been duly and validly authorized and issued, are fully paid and non-assessable, and the Pledged Interests listed on Exhibit A constitute all of the issued and outstanding capital stock or other equity interests of the Pledge Entities;

(e)  No consent, approval or authorization of or designation or filing with any governmental or regulatory authority on the part of any Pledgor is required in connection with the pledge and security interest granted under this Agreement;

(f) The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, which are applicable to any Pledgor, or of the articles or certificate of incorporation, certificate of formation, bylaws or any other similar organizational documents of any Pledgor or any Pledge Entity or of any securities issued by any Pledgor or any Pledge Entity or subject to the obtaining of a waiver agreement from the holder of the Existing Liens of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which such Pledgor or any Pledge Entity is a party or which is binding upon such Pledgor or any Pledge Entity or upon any of the assets of such Pledgor or any Pledge Entity, and subject to the Existing Liens will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of such Pledgor or any Pledge Entity, except as otherwise contemplated by this Agreement;

(g)  The pledge, assignment and delivery of the Pledged Interests and the other Pledged Collateral pursuant to this Agreement creates a valid first lien on and perfected first priority security interest in such Pledged Interests and Pledged Collateral and the proceeds thereof in favor of the Collateral Agent, subject to the security interests reflected on Exhibit B. Until this Agreement is terminated pursuant to Section 11 hereof, each Pledgor covenants and agrees that it will defend, for the benefit of the Collateral Agent and each other Purchaser, the Collateral Agent’s right, title and security interest subject to the Existing Liens in and to the Pledged Interests, the other Pledged Collateral and the proceeds thereof against the claims and demands of all other Persons; and

(h)  Neither any Pledgor nor any Pledged Entity (i) will become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or (iii) will otherwise become a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other Office of Foreign Asset Control regulation or executive order.

4.  Dividends, Distributions, Etc. If, prior to irrevocable repayment in full in cash of the Obligations, each Pledgor shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests or otherwise, such Pledgor agrees, in each case, to accept the same as the Collateral Agent’s agent and to hold the same in trust for the Collateral Agent, and to deliver the same promptly (but in any event within five days) to the Collateral Agent in the exact form received, with the endorsement of such Pledgor when necessary and/or with appropriate undated assignments separate from certificates or stock powers duly executed in blank, to be held by the Collateral Agent subject to the terms hereof, as additional Pledged Collateral. Each Pledgor shall promptly deliver to the Collateral Agent (i) a Pledge Addendum with respect to such additional certificates, and (ii) any financing statements or amendments to financing statements as requested by the Collateral Agent. Each Pledgor hereby authorizes the Collateral Agent to attach each such Pledge Addendum to this Agreement. Except as provided in Section 5(b) below, all sums of money and property so paid or distributed in respect of the Pledged Interests which are received by a Pledgor shall, until paid or delivered to the Collateral Agent, be held by such Pledgor in trust as additional Pledged Collateral.

5.  Voting Rights; Dividends; Certificates.

(a)  So long as no Event of Default (as defined in the Notes) has occurred and is continuing, each Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8 below) to exercise its voting and other consensual rights with respect to the Pledged Interests and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement, the Purchase Agreements and/or any of the other Transaction Documents. Subject to the rights of the Existing Liens, as applicable, such Pledgor hereby grants to the Collateral Agent or its nominee, an irrevocable proxy to exercise all voting, corporate and limited liability company rights relating to the Pledged Interests in any instance, which proxy shall be effective, at the discretion of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default. Upon the request of the Collateral Agent at any time, such Pledgor agrees to deliver to the Collateral Agent such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Interests as the Collateral Agent may request.

(b)  So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive cash dividends or other distributions made in respect of the Pledged Interests, to the extent permitted to be made pursuant to the terms of the Notes and the Purchase Agreements. Upon the occurrence and during the continuance of an Event of Default, in the event that any Pledgor, as record and beneficial owner of the Pledged Interests, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, such Pledgor shall deliver to the Collateral Agent, and the Collateral Agent shall be entitled to receive and retain, for the benefit of itself and the other Purchasers, all such cash or other distributions as additional security for the Obligations.

(c)  Subject to any sale or other disposition by the Collateral Agent of the Pledged Interests, any other Pledged Collateral or other property pursuant to this Agreement, upon the indefeasible full payment in cash, satisfaction and termination of all of the Obligations and the termination of this Agreement pursuant to Section 11 hereof and of the liens and security interests hereby granted, the Pledged Interests, the other Pledged Collateral and any other property then held as part of the Pledged Collateral in accordance with the provisions of this Agreement shall be returned to the Pledgors or to such other Persons as shall be legally entitled thereto.

(d)  Each Pledgor shall cause all Pledged Interests (other than the Pledged Interests consisting of limited liability company interests) to be certificated at all times while this Agreement is in effect.

6. Rights of Collateral Agent. The Collateral Agent shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall the Collateral Agent be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Interests held by the Collateral Agent hereunder may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter without notice exercise all voting and corporate rights at any meeting with respect to any Pledge Entity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other readjustment with respect to any Pledge Entity or upon the exercise by any Pledge Entity, the Pledgors or the Collateral Agent of any right, privilege or option pertaining to any of the Pledged Interests, and in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine, all without liability except to account for property actually received by the Collateral Agent, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (“UCC”) of the jurisdiction applicable to the affected Pledged Collateral from time-to-time. Without limiting the foregoing, the Collateral Agent may, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), upon the occurrence and during the continuance of an Event of Default forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith date and otherwise fill in the blanks on any assignments separate from certificates or stock powers or otherwise sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more portions at one or more public or private sales or dispositions, at any exchange or broker’s board or at any of the Collateral Agent’s offices or elsewhere upon such terms and conditions as the Collateral Agent may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to the Collateral Agent upon any such sale, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby expressly waived or released. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all costs and expenses of every kind incurred therein or incidental to the safekeeping of any and all of the Pledged Collateral or in any way relating to the rights of the Collateral Agent hereunder, including reasonable attorneys’ fees and legal expenses, to the payment, in whole or in part, of the Obligations, in such order as the Collateral Agent may elect. Each Pledgor shall remain liable for any deficiency remaining unpaid after such application. Only after so paying over such net proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-608 of the UCC, need the Collateral Agent account for the surplus, if any, to the Pledgors. Each Pledgor agrees that the Collateral Agent need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to any Pledgor if after default it has signed a statement renouncing or modifying any right to notification of sale or other intended disposition. Notwithstanding any provision in any shareholder’s agreement or any applicable laws to the contrary, each Pledgor acknowledge and agrees that such Pledgor may pledge to the Collateral Agent all of such Pledgor’s right, title and interest in all of the Pledged Entities, and upon foreclosure the successful bidder (which may include the Collateral Agent) will be deemed admitted as a member and/or shareholder, as applicable, of each Pledged Entity, and will automatically succeed to all of such Pledgor’s right, title and interest, including without limitation, such Pledgor’s limited liability company and equity interests, right to vote and participate in the management and business affairs of the Pledged Entities, right to a share of the profits and losses of the Pledged Entities and right to receive distributions from the Pledged Entities.

8.  No Disposition, Etc. Until the irrevocable payment in full, satisfaction or expiration of the Obligations, each Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Interests or any other Pledged Collateral, nor will any Pledgor create, incur or permit to exist any Lien or other encumbrance with respect to any of the Pledged Interests or any other Pledged Collateral, or any interest therein, or any proceeds thereof, except for the Lien and security interest of the Collateral Agent provided for by this Agreement and the Security Agreement and Permitted Liens as defined in the Notes.

9.  Sale of Pledged Interests.

(a)  Each Pledgor recognizes that the Collateral Agent may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of a Pledge Entity) of any or all the Pledged Interests by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and such Pledgor agrees that it is not commercially unreasonable for the Collateral Agent to engage in any such private sales or dispositions under such circumstances. The Collateral Agent shall be under no obligation to delay a sale or disposition of any of the Pledged Interests in order to permit such Pledgor or a Pledge Entity to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Pledgor or a Pledge Entity would agree to do so.

(b) Each Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sales or dispositions of the Pledged Interests valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sales or dispositions, all at such Pledgor’s expense; provided that such Pledgor shall not have any obligation to register the Pledged Interests as securities under the Securities Act or the applicable state securities laws solely by virtue of this Section 9(b). Each Pledgor further agrees that a breach of any of the covenants contained in Sections 4, 5(a), 5(b), 8, 9 and 24 will cause irreparable injury to the Collateral Agent and that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of the Collateral Agent to seek and obtain specific performance of other obligations of such Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

(c) Each Pledgor further agrees to indemnify and hold harmless the Collateral Agent and each other Purchaser, their respective successors and assigns and all of their collective officers, directors, shareholders, members, managers, partners, employees, attorneys and agents, and any Person in control of any thereof, from and against any loss, liability, claim, damage and expense, including, without limitation, legal fees and expenses (in this paragraph collectively called the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as such Indemnified Liability (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any thereof or in any other writing prepared by such Pledgor in connection with the offer, sale or resale of all or any portion of the Pledged Collateral unless such untrue statement of material fact was provided by the Collateral Agent, in writing, specifically for inclusion therein, or (ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Collateral Agent or any successor thereof, or any Person in control of any thereof. In connection with a public sale or other distribution, such Pledgor will provide customary indemnification to any underwriters, their successors and assigns, officers and directors and each Person who controls any such underwriter (within the meaning of the Securities Act). If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, each Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of each Pledgor under this paragraph (c) shall survive any termination of this Agreement.

(d)  Each Pledgor further agrees not to exercise any and all rights of subrogation it may have against a Pledge Entity upon the sale or disposition of all or any portion of the Pledged Collateral by the Collateral Agent pursuant to the terms of this Agreement until the termination of this Agreement in accordance with Section 11 below.

10. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by the Collateral Agent shall be valid unless in writing and signed by the Collateral Agent, and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any further occasion. No course of dealing between any Pledgor and the Collateral Agent or any other Purchaser, and no failure to exercise, nor any delay in exercising on the part of the Collateral Agent or any other Purchaser of, any right, power or privilege hereunder or under the other Transaction Documents shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or in the Purchase Agreements.

11. Termination. This Agreement and the Liens and security interests granted hereunder shall terminate and the Collateral Agent, at the Pledgors’ sole reasonable cost and reasonable expense, shall immediately return any Pledged Interests or other Pledged Collateral then held by the Collateral Agent in accordance with the provisions of this Agreement to the Pledgors upon the full and complete performance and indefeasible satisfaction of all of the Obligations (including, without limitation, the indefeasible payment in full in cash of all such Obligations) (i) in respect of the Transaction Documents, and (ii) with respect to which claims have been asserted by the Collateral Agent and/or any other Purchaser.

12. Possession of Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Interests in the physical possession of the Collateral Agent pursuant hereto, neither the Collateral Agent, nor any nominee of the Collateral Agent, shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto (including any duty to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Pledged Collateral and any duty to take any necessary steps to preserve rights against any parties with respect to the Pledged Collateral), and shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to the Pledgors. Each Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of a Pledge Entity and of all other circumstances bearing upon the risk of non-payment of the Obligations, and the Collateral Agent shall have no duty to advise any Pledgor of information known to the Collateral Agent regarding such condition or any such circumstance. The Collateral Agent shall have no duty to inquire into the powers of a Pledge Entity or its officers, directors, managers, members, partners or agents thereof acting or purporting to act on its behalf.

13. Taxes and Expenses. Each Pledgor will pay to the Collateral Agent within the Applicable Time Frame (as hereafter defined) (a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Collateral Agent) payable or ruled payable by any Governmental Authority (as defined in the Security Agreement) in respect of this Agreement, together with interest and penalties, if any, and (b) all expenses, including the fees and expenses of counsel for the Collateral Agent and of any experts or agents that the Collateral Agent may incur in connection with (i) the administration, modification or amendment of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure of any Pledgor to perform or observe any of the provisions hereof. For purposes hereof, the term “Applicable Time Frame” means the earlier of (x) ten (10) days after the Collateral Agent’s written demand for such payment and (y) the date set forth in the Collateral Agent’s written demand for such payment if such payment is required to be made by the Collateral Agent prior to the ten (10) day period referred to in the foregoing clause (x).

14. The Collateral Agent Appointed Attorney-In-Fact. Each Pledgor hereby irrevocably appoints the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement; provided that the power of attorney granted hereunder shall only be exercised by the Collateral Agent after the occurrence and during the continuance of an Event of Default.

15.  Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing by registered or certified mail a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof ten (10) business days after the mailing thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Notwithstanding the foregoing, the Collateral Agent may enforce its rights and remedies in any other jurisdiction applicable to the Pledged Collateral. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

16. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

17. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

18. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

19. ENTIRE AGREEMENT; AMENDMENTS. THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, SUPERSEDES ALL OTHER PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN THE PLEDGORS, THE COLLATERAL AGENT, THEIR AFFILIATES AND PERSONS ACTING ON THEIR BEHALF WITH RESPECT TO THE MATTERS DISCUSSED HEREIN, AND THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS AND THE OTHER INSTRUMENTS REFERENCED HEREIN AND THEREIN, CONTAIN THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE MATTERS COVERED HEREIN AND THEREIN AND, EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR THEREIN, NEITHER THE COLLATERAL AGENT NOR ANY OF THE PLEDGORS MAKES ANY REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING WITH RESPECT TO SUCH MATTERS. AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO UNWRITTEN AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. EXCEPT AS SET FORTH IN SECTION 2(A) HEREOF, NO PROVISION OF THIS AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED OTHER THAN BY AN INSTRUMENT IN WRITING SIGNED BY THE PLEDGORS AND THE PURCHASERS (INCLUDING THE COLLATERAL AGENT) HOLDING A MAJORITY OF THE OUTSTANDING PRINCIPAL OF THE NOTES.

20.  Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreements, in the case of communications to the Collateral Agent, directed to the notice address set forth in the Security Agreement.

21.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Purchasers of the Notes. Each Pledgor shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Collateral Agent. The Collateral Agent may assign its rights hereunder without the consent of the Pledgors, or any of them, or any Purchaser (including any Person who becomes a Purchaser after the date hereof), in which event such assignee shall be deemed to be the Collateral Agent hereunder with respect to such assigned rights.

22.  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

23.  Survival. All representations, warranties, covenants and agreements of the Pledgors and the Collateral Agent shall survive the execution and delivery of this Agreement.

24.  Further Assurances. Each Pledgor agrees that it will, at any time and from time to time upon the written request of the Collateral Agent, execute and deliver all assignments separate from certificates or stock powers, financing statements and such further documents and do such further acts and things as the Collateral Agent may reasonably request consistent with the provisions hereof in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.

25.  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

26.  Collateral Agent Authorized. Each Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements and amendments thereto (or similar documents required by any laws of any applicable jurisdiction) relating to all or any part of the Pledged Interests or other Pledged Collateral without the signature of such Pledgor.

27.  Collateral Agent Acknowledgement. Each Pledgor acknowledges receipt of an executed copy of this Agreement. Each Pledgor waives the right to receive any amount that it may now or hereafter be entitled to receive (whether by way of damages, fine, penalty, or otherwise) by reason of the failure of the Collateral Agent to deliver to any Pledgor a copy of any financing statement or any statement issued by any registry that confirms registration of a financing statement relating to this Agreement.

28.  Collateral Agent. The terms and provisions of the Purchase Agreements which set forth the appointment of Rose Capital Fund I, LP as Collateral Agent and the terms and provisions of the Security Agreement which set forth the indemnifications to which the Collateral Agent is entitled are hereby incorporated by reference herein as if fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their duly authorized officers on the date first above written.

PLEDGOR:

HELIX TCS, INC.

By:
Name:
Title:

HELIX TCS, LLC

By:
Name:
Title:

ENGENI LLC

By:
Name:
Title:

COLLATERAL AGENT:

ROSE CAPITAL FUND I, LP
By:	Rose Capital Fund I GP, LLC
Its:	General Partner

By:	Rose Management Group LLC
Its:	Manager

By:
Name:	Jonathan Rosenthal
Title:	Member

By:
Name:	Andrew Schweibold
Title:	Member

ACKNOWLEDGEMENT

Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Pledge Agreement, (ii) waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Interests (as defined therein) in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent and (iii) agrees promptly to note on its books and records the grant of the security interest in the stock or other equity interests of the undersigned as provided in such Pledge Agreement.

Dated: March 1, 2019

GUARANTORS:

Helix TCS, LLC	Engeni LLC

By:	By:
Name:		Name:
Title:		Title:

Security Consultants Group, LLC	Engeni S.A.

By:	By:
Name:		Name:
Title:		Title:

Boss Security Solutions, Inc.

By:
Name:
Title:

Security Grade Protective Services, Ltd.

By:
Name:
Title:

Bio-Tech Medical Software, Inc.

By:
Name:
Title:

EXHIBIT A

to Pledge Agreement

Description of Pledged Interests or Units

Pledgor	Name of Pledged Entity	Class	Stock or Unit Certificate No.	Percentage of Units Held by Pledgor
Helix TCS, Inc.	Helix TCS LLC	N/A	N/A	100%
Helix TCS, Inc.	Engeni LLC	N/A	N/A	100%
Helix TCS, Inc.	Bio-Tech Medical Software, Inc.	Common	N/A	100%
Helix TCS, Inc.	Boss Security Solutions Inc.	Common	N/A	100%
Helix TCS, Inc.	Security Grade Protective Services Ltd	Class A and Class B	N/A	100%
Helix TCS, LLC	Security Consultants Group LLC	N/A	N/A	100%
Engeni LLC	Engeni S.A. (Argentina)	Common	N/A	99%
Bio-Tech Medical Software, Inc.	BioTrack Consulting (No activity)	Common	N/A	100%
Bio-Tech Medical Software, Inc.	BioTrackTHC Michigan (No activity)	Common	N/A	100%
Bio-Tech Medical Software, Inc.	BioTrack PR (Puerto Rico)	Common	N/A	100%
Bio-Tech Medical Software, Inc.	BT UCS	Common	N/A	100%
Bio-Tech Medical Software, Inc.	iKush (No activity)	Common	N/A	100%
Bio-Tech Medical Software, Inc.	KushFair (No activity)	Common	N/A	100%
Bio-Tech Medical Software, Inc.	KushFair WA (No activity)	Common	N/A	100%

EXHIBIT B

to Pledge Agreement

Security Interests

Deline Associates, Inc.; Greenwood Village landlord, has an express contract lien on and security interest in and to all furniture, equipment, computers, programs, supplies, and materials owned by Security Consultants Group, LLC and located in the office. They also have a lien on all insurance proceeds which may accrue to Security Consultants Group, LLC by reason of damage to or destruction of such property.

All landlords for rented office premises have standard claims on any insurance proceeds that would result from damage or detsruction of such property.

CIT Finance as Lessor to 2 Ricoh copiers leased to the Bio-Tech Medical Software Inc. entity

VAP Funding Master Note Trust (Illinois) was assigned the receviables from the state of Illinois in April 2016, at a 10% discount rate. Less than $20,000 remains due from Illinois.

Automated Business Products as Lessor of 1 Okidata 4242 All-in-One machine to Security Consultants Group LLC

Ford Motor Credit Co. as lender on the Ford Cargo Van Vin NM0LE7E72G1258079

Ford Motor Credit Co. as lender on the Ford Cargo Van

Larry H Miller Nissan Southwest as lender on the Nissan Cargo Van Vin 3N6CM0KN1GK701639

Larry H Miller Nissan Southwest as lender on the Nissan Cargo Van Vin 3N6CM0KN7GK701371

EXHIBIT C

to Pledge Agreement

Addendum to Pledge Agreement

The undersigned (the “New Pledgor”), being a Debtor pursuant to that certain Security Agreement dated as of March 1, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of the holders of those certain Notes (as defined in the Pledge Agreement), with Rose Capital Fund I, LP, a Delaware limited partnership, acting as Collateral Agent (as defined in the Security Agreement), by executing this Addendum to that certain Pledge Agreement dated as of March 1, 2019, by and among the Debtors party thereto and the Collateral Agent, hereby acknowledges that it has acquired and legally and beneficially owns all of the issued and outstanding shares of capital stock of __________________, a _______ (“Pledged Entity”) described below (the “Shares”). The New Pledgor hereby agrees and acknowledges that the Shares shall be deemed Pledged Interests pursuant to the Pledge Agreement. The New Pledgor hereby represents and warrants to the Collateral Agent that (i) all of the capital stock/type of interest of the Pledged Entity now owned by the New Pledgor is presently represented by the certificates listed below, which certificates, with undated assignments separate from certificate or stock powers duly executed in blank by the New Pledgor, are being delivered to the Collateral Agent, simultaneously herewith (or have been previously delivered to the Collateral Agent), and (ii) after giving effect to this addendum, the representations and warranties set forth in Section 3 of the Pledge Agreement are true, complete and correct as of the date hereof.

Pledged Interests

Name of the Pledged Entity	Class of Equity Interest	Certificate No.	Percentage of Units Held by Pledgor

IN WITNESS WHEREOF, the New Pledgor has executed this Addendum this _____ day of ____________.

[NAME OF NEW PLEDGOR]

By:
Name:
Title:

17